UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of Earliest Event Reported: December 5, 2011

AOXING PHARMACEUTICAL COMPANY, INC.
(Exact Name of Company as Specified in its Charter)

Florida	0-24185	65-0636168
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

15 Exchange Place, Suite 500, Jersey City, New Jersey 07302
 (Address of principal executive offices and zip code)

(646) 367 1747
 (Company’s telephone number, including area code)

Not applicable
(Former name or former address, if changed from last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.                     Entry into a Material Definitive Agreement.

On December 5, 2011, Aoxing Pharmaceutical Company, Inc.’s PRC-based operating subsidiary, Hebei Aoxing Pharmaceutical Group Company (collectively, the “Company”), executed a financing agreement with Shijiazhuang Construction Investment Group Co. Ltd., a local government controlled investment firm (the “Lender”), and China Construction Bank (“CCB”). Under the terms of the financing agreement (the “Agreement”), the Lender directed CCB to provide to the Company a loan in the amount of RMB 20 million (approximately USD$3.2 million) for general working capital purposes.  The 12-month loan carries an annual interest rate of 15%. In addition, the Company executed a certain pledge agreement (the “Pledge”) with the Lender pursuant to which the Company pledged certain approval, registered trademark and renewal certificates relating to Aoxing’s Zhong Tong An capsule, to secure its payment obligations under the Agreement.  Parties to the Agreement and the Pledge made representations and warranties to the other customary in documents of this nature.

The foregoing descriptions of the Agreement and the Pledge do not purport to be complete and are subject to and qualified in their entirety by reference to the full text of the such agreements. These representations and warranties have been made solely for the benefit of the parties to the Agreement and:

•	should not be treated as categorical statements of fact, but rather as a way of allocating the risk to one of the parties if those statements prove to be inaccurate;
•	may have been qualified in the Agreement by disclosures that were made to the other party in connection with the negotiation of the Agreement;
•	may apply contract standards of "materiality" that are different from "materiality" under the applicable securities laws; and
•	were made only as of the date of the Agreement or such other date or dates as may be specified in the Agreement.

Item 2.03                      Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure under Item 1.01 of this Form 8-K is incorporated into this Item 2.03 by this reference.

Item 7.01                      Regulation FD Disclosure.

On December 7, 2011, the Company issued a press release announcing the foregoing.  A copy of the press release is attached to this Current Report on Form 8-K as Exhibit 99.1 and the information therein is incorporated herein by reference.

The information reported under Item 7.01 in this Current Report on Form 8-K, including Exhibit 99.1 attached hereto, shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filing.

Item 9.01.                     Financial Statements and Exhibits

99.1	Press release.

SIGNATURES

           Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: December 8, 2011	By: /s/ Bob Ai
Bob Ai
Chief Financial Officer